                                                                    Exhibit 99.1

           AMCOMP REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS

NORTH PALM BEACH, FL, MARCH 28, 2006 - AmCOMP Incorporated (Nasdaq:  AMCP) today announced results for the fourth quarter and year ended December 31, 2005.

Fred R. Lowe,  AmCOMP's Chairman,  President and Chief Executive Officer,  said:
"2005 was an exceptional year for AmCOMP both financially and  organizationally.
Financially, we achieved record results. Our revenues grew by more than 41%, net income more than tripled,  our invested assets increased over 27% year-over-year and our return on average  equity was 25.8%.  These  results are a reflection of the hard work, dedication and commitment of our employees and independent agents to providing sustained quality service to our customers.

"Organizationally,  we set in motion a plan  which  enabled us to  accomplish  a major,  strategic  initiative in early 2006, as we completed our initial  public offering,  raising the capital  required to continue to expand our  business and bring our  products  and services to more agents and  companies  throughout  our operating regions," he concluded.

For the year ended December 31, 2005, net income was $16.8 million, or $1.76 per diluted  share,  compared  to net income of $5.0  million,  or $0.53 per diluted share,  for the year ended December 31, 2004.  Weighted  average  diluted shares outstanding  were 9,562,000 in 2005 compared to 9,564,000 in 2004.  Total annual revenue  increased  41.7% to $267.3 million in 2005 versus $188.6 million in the prior year.

The net combined  ratio for the year ended December 31, 2005, was 92.9% compared to 98.2% for the same period in 2004. Loss and loss adjustment  expenses for the year ended  December 31, 2005,  were $143.7 million versus $119.1 million in the same period in 2004. Total underwriting expenses for the year were $86.0 million in 2005 compared to $51.8 million in the prior year.

For the fourth  quarter  of 2005,  net  income  was $4.7  million,  or $0.49 per diluted  share,  compared  to net income of $5.1  million,  or $0.53 per diluted share, for the same period in 2004.  Weighted average diluted shares outstanding for the fourth  quarter of 2005 were  9,562,000  compared to  9,564,000  for the fourth  quarter of 2004.  Total revenue for the fourth quarter of 2005 increased
26.1% to $69.0 million versus $54.7 million in the year-earlier period.

The net combined  ratio for the fourth  quarter was 93.4%  compared to 85.1% for the same  period  in 2004.  Loss and loss  adjustment  expenses  for the  fourth quarter 2005 were $35.2 million versus $26.9 million in the same period in 2004.
Total  underwriting  expenses for the fourth quarter were $24.3 million compared to $14.7 million in the prior year period.

Mr. Lowe  continued:  "Net income for fourth quarter 2005 was slightly less than
2004's largely due to a bonus accrual in 2005's fourth quarter.  Direct premiums written  increased  10.2% from $56.2M in the fourth quarter of 2004 to $61.9M in
2005's final quarter.

"Year-over-year  we improved our combined  ratio in 2005 and, by completing  our
IPO, we have the  necessary  capital  required for our  insurance  subsidiaries'
continued  growth.  We plan to  continue  our  business  strategy  of  providing unparalleled service to our workers' compensation  policyholders with a focus on loss  prevention  services  and a  proactive  claims  management  system,  which resolves  claims  quickly and  appropriately.  This has been the hallmark of our business for the past 23 years,  and we will  continue to employ these  customer service programs to drive our business results," Mr. Lowe concluded.

On February  10,  2006,  AmCOMP  completed a public  offering of common stock in which the  Company  sold  6,000,000  primary  shares,  raising  net  proceeds of approximately  $48.0 million.  Pro forma book value,  including the net proceeds from the IPO,  is $7.71 per share.  On February  15,  2006,  AmCOMP  contributed approximately  $43.0  million  of the net  proceeds  from  the  offering  to its insurance company subsidiaries to expand its business in its core markets.

ABOUT AMCOMP

With roots dating back to 1982,  AmCOMP  Incorporated  is an  insurance  holding company whose wholly owned subsidiaries,  AmCOMP Preferred and AmCOMP Assurance, are  mono-line  workers'  compensation  insurers  with  products  that  focus on value-added services to policyholders. Currently marketing insurance policies in
11 core  states  and  targeting  small to  mid-sized  employers  in a variety of industries, AmCOMP distributes its products through independent agencies.

CONFERENCE CALL

The Company will host a conference call on Wednesday, March 29, 2006, at 8:00 AM
ET, featuring remarks by Fred R. Lowe, President and CEO; Debra Cerre-Ruedisili,
Executive  Vice President and COO; and Kumar  Gursahaney,  Senior Vice President
and CFO. The conference  call is available via webcast on the Company's  website and can be accessed by visiting  HTTP://IR.AMCOMP.COM/  . The dial-in number for the conference  call is  913-981-5523.  Please call at least five minutes before the scheduled start time.

There will be an audio reply of the call, which will be available starting 11:00
AM ET,  March 29th  through  11:59 PM ET April 1, 2006,  and may be  accessed by calling  719-457-0820  or  888-203-1112  and using the pass  code  1947171.  The conference call webcast will be available on the Company's website for 60 days.

FORWARD-LOOKING STATEMENTS

Statements  made in this press  release,  including  those  about the  Company's financial  condition  and results of  operations  and about its future plans and objectives,  which  are not  based  on  historical  facts,  are  forward-looking statements  within the meaning of Section 27A of the  Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe,"  "expect,"  "plans,"  "intend,"  "project,"  "estimate," "may,"
"should,"  "will,"  "continue,"  "potential,"  "forecast" and  "anticipate"  and similar expressions  identify  forward-looking  statements.  Any such statements

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involve known and unknown  risks,  uncertainties  and other  factors,  including those set forth under the heading "RISK  FACTORS" in the Company's  filings with the  Securities and Exchange  Commission,  including  AmCOMP's Final  Prospectus dated  February 9, 2006.  Such factors may cause  AmCOMP's  actual  performance,
condition  and   achievements  to  be  materially   different  than  any  future
performance,  condition and  achievement  set forth in this press  release.  All subsequent  written and oral  forward-looking  statements  attributable to us or individuals  acting on our behalf are expressly  qualified in their  entirety by these  cautionary  statements.  We undertake no obligation to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise, except as required by law.

Set forth in the tables below are summary  results of  operations  for the three month and twelve month  periods  ended  December  31, 2005 and 2004,  as well as selected  balance  sheet data as of December  31, 2005 and 2004.  The  following information  is  preliminary  and unaudited and is subject to change until final results are  publicly  distributed.  The Company  currently  expects to file its audited  consolidated  financial  statements  with the  Securities  and Exchange
Commission as part of its annual  report on Form 10-K in a timely  fashion on or before March 31, 2006.

                                 AmCOMP Incorporated and Subsidiaries
                                  Consolidated Statements of Income
                         (in thousands, except per share amounts and ratios)
                                             (unaudited)

                                                          Three Months Ended        Year Ended
                                                             December 31,           December 31,
                                                         -------------------    --------------------
                                                          2005        2004        2005       2004
                                                         -------    --------    --------  ----------
Statement of Operations Data:
Revenues:
Net premiums earned................................      $65,827     $52,615    $256,603   $181,186
Net investment income .............................        3,161       2,014      10,798      6,077
Net realized investment gain (loss)................         (61)        (69)       (385)        982
Other income  .....................................           36         141         285        332
  Total revenue ...................................      $68,963     $54,701    $267,301   $188,577
Expenses:
Losses and loss adjustment expenses...............       $35,174     $26,892    $143,663   $119,121
Underwriting and acquisition expenses..............       24,273      14,747      85,955     51,779
Dividends to policyholders.........................        2,024       3,135       8,612      6,983
Interest expense...................................          805         579       2,960      1,389
  Total expenses...................................      $62,276     $45,353    $241,190   $179,272
Income before income taxes.........................        6,687       9,348      26,111      9,305
Income tax expense.................................        2,028       4,295       9,326      4,275
  Net income.......................................       $4,659      $5,053     $16,785     $5,030

Operating Data:
Direct premiums written............................      $61,935     $56,194    $270,331   $260,173

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                                 AmCOMP Incorporated and Subsidiaries
                                  Consolidated Statements of Income
                         (in thousands, except per share amounts and ratios)
                                             (unaudited)

                                                          Three Months Ended        Year Ended
                                                             December 31,           December 31,
                                                         -------------------    --------------------
                                                          2005        2004        2005       2004
                                                         -------    --------    --------  ----------

Gross premiums written.............................       63,024      58,620     277,095    270,981
Net premiums written...............................       60,215      54,699     267,652    217,472
Per Share Data:
Earnings (loss) per share
 Basic.............................................        $0.87       $0.94       $3.13      $0.94
 Diluted..........................................          0.49        0.53        1.76       0.53
Weighted average common shares outstanding
 Basic.............................................        5,367       5,368       5,367      5,368
 Diluted...........................................        9,562       9,564       9,562      9,564
Selected Insurance Ratios:
Net loss ratio(1)..................................        53.4%       51.1%       56.0%      65.7%
Underwriting and acquisition expense ratio(2)......        36.9%       28.0%       33.5%      28.6%
Net combined ratio, excluding policyholder
dividends(3).......................................        90.3%       79.1%       89.5%      94.3%
Dividend ratio(4)..................................         3.1%        6.0%        3.4%       3.9%
Net combined ratio, including policyholder
dividends(5).......................................        93.4%       85.1%       92.9%      98.2%

(1)   Losses and LAE divided by net premiums earned, after the effects of reinsurance.
(2)   Underwriting and acquisition expenses divided by net premiums earned.
(3)   Sum of ratios computed in footnotes 1 and 2.
(4)   Dividends to policyholders divided by net premiums earned.
(5)   Sum of ratios computed in footnotes 1, 2 and 4.

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                      AmCOMP Incorporated and Subsidiaries
                           Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                            December 31st
                                                     ---------------------------
                                                         2005            2004
                                                     ------------   ------------
Assets
Cash and investments.............................     $332,196         $262,028
Premiums receivable--net.........................      104,522          101,638
Reinsurance recoverables.........................       83,880          115,870
Deferred policy acquisition costs................       19,413           14,695
Deferred income taxes............................       20,871           17,646
Other assets.....................................       22,445           31,905
Total assets.....................................     $583,327         $543,782

Liabilities and stockholder's equity
Unpaid losses and loss adjustment expenses.......     $309,857         $297,698
Unearned and advance premiums....................      115,574          114,235
Long term debt...................................       40,036           41,821
Other liabilities................................       45,879           31,693
Total liabilities................................      511,346          485,447
Preferred stock..................................       23,098           23,098
Total stockholders' equity.......................       71,981           58,335
Total liabilities and stockholder's equity.......     $583,327         $543,782

AMCP-G

CONTACTS:
AmCOMP Incorporated, North Palm Beach

Kumar Gursahaney
Chief Financial Officer
561-840-7171 ext. 11700

Gale Blackburn
Vice President of Investor Relations
561-840-7171 ext. 11586

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